Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2023 YEAR-END RESULTS

Highlights
•Sales for the fourth quarter decreased 2 percent to $1,882 million
•Operating profit for the quarter was $247 million; adjusted operating profit increased 16 percent to $272 million
•Earnings per share for the quarter was $0.85 per share; adjusted earnings per share grew 28 percent to $0.83 per share
•Anticipate 2024 earnings per share to be in the range of $4.00 – $4.25 per share
•Board declares a quarterly dividend of $0.29 per share, a 2 percent increase, payable on March 11, 2024 to shareholders of record on February 22, 2024

LIVONIA, Mich. (February 8, 2024) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its fourth quarter and full-year 2023 results.

2023 Fourth Quarter Results
•On a reported basis, compared to fourth quarter 2022:
•Net sales decreased 2 percent to $1,882 million; in local currency and excluding acquisitions, net sales decreased 4 percent
•In local currency, North American and international sales each decreased 3 percent
•Gross margin increased 640 basis points to 34.7 percent from 28.3 percent
•Operating profit increased 34 percent to $247 million from $185 million
•Operating margin increased 350 basis points to 13.1 percent from 9.6 percent
•Net income increased to $0.85 per share, compared to $0.51 per share
•Compared to fourth quarter 2022, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent (24 percent for 2022), were as follows:
•Gross margin increased 560 basis points to 35.1 percent from 29.5 percent
•Operating profit increased 16 percent to $272 million from $234 million
•Operating margin increased 230 basis points to 14.5 percent from 12.2 percent
•Net income increased 28 percent to $0.83 per share, compared to $0.65 per share
•Liquidity at the end of the fourth quarter was $1,634 million (including availability under revolving credit facility)
•Plumbing Products’ net sales increased 1 percent; in local currency and excluding acquisitions, net sales decreased 2 percent
•Decorative Architectural Products’ net sales decreased 7 percent

2023 Full Year Highlights

•Sales for the year decreased 8 percent to $7,967 million
•Operating profit increased 4 percent to $1,348 million; adjusted operating profit decreased 1 percent to $1,336 million
•Operating margin increased 200 basis points to 16.9 percent from 14.9 percent; adjusted operating margin increased 120 basis points to 16.8 percent from 15.6 percent
•Returned $610 million to shareholders through share repurchases and dividends
•Earnings per share for the year increased 11 percent to $4.02 per share; adjusted earnings per share increased 2 percent to $3.86 per share from $3.77 per share

2023 Full Year Results

•On a reported basis, compared to full year 2022:
•Net sales decreased 8 percent to $7,967 million; in local currency and excluding acquisitions, net sales decreased 8 percent
•In local currency, North American sales decreased 9 percent and international sales decreased 6 percent
•Gross margin increased 430 basis points to 35.6 percent from 31.3 percent
•Operating profit increased 4 percent to $1,348 million from $1,297 million
•Operating margin increased 200 basis points to 16.9 percent from 14.9 percent
•Net income increased to $4.02 per share, compared to $3.63 per share

•Compared to full year 2022, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent (24 percent for 2022), were as follows:
•Gross margin increased 360 basis points to 35.2 percent from 31.6 percent
•Operating profit decreased 1 percent to $1,336 million from $1,355 million
•Operating margin increased 120 basis points to 16.8 percent from 15.6 percent
•Net income increased to $3.86 per share, compared to $3.77 per share

“We finished the year strong by delivering fourth quarter adjusted operating profit margin expansion of 230 basis points and adjusted earnings per share growth of 28 percent,” said Keith Allman, Masco’s President and Chief Executive Officer. “Additionally, we continued our focus on disciplined capital allocation and returned $291 million to shareholders in the quarter through dividends and share repurchases.”
“For the full year 2023, we achieved strong adjusted operating margin expansion of 120 basis points through disciplined pricing and improved operational efficiencies,” continued Allman. “With this strong execution, we delivered adjusted earnings per share growth of 2 percent despite weaker end-markets and lower volume. Our strong cash flow also enabled us to deploy nearly $1 billion toward capital expenditures, acquisitions, share repurchases and dividends.”
“In 2024, we believe demand is stabilizing and expect our sales to be approximately flat for the full year in a market that is flat to down low single digits,” said Allman. “Based on this market outlook and our expected operating performance and capital deployment actions, we anticipate full year adjusted earnings per share to be in the range of $4.00 to $4.25 per share. With our industry leading repair and remodel-oriented products in diverse channels, strong balance sheet, and disciplined capital allocation, we believe Masco is well positioned to deliver long-term shareholder value.”

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.29 per share, payable on March 11, 2024 to shareholders of record on February 22, 2024.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2023 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.
Conference Call Details
A conference call regarding items contained in this release is scheduled for Thursday, February 8, 2024 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 888-259-6580 and from outside the U.S. at 206-962-3782. Please use the conference identification number 96682919.

The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 877-674-7070 and from outside the U.S. at 416-764-8692. Please use the playback passcode 682919#. The telephone replay will be available approximately two hours after the end of the call and continue through March 9, 2024.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$1,882	$1,923	$7,967	$8,680
Cost of sales	1,228	1,378	5,131	5,967
Gross profit	653	545	2,836	2,713

Selling, general and administrative expenses	391	334	1,473	1,390
Impairment charges for goodwill and other intangible assets	15	26	15	26
Operating profit	247	185	1,348	1,297

Other income (expense), net:
Interest expense	(25)	(26)	(106)	(108)
Other, net	10	—	(4)	4
	(15)	(26)	(110)	(104)
Income before income taxes	233	159	1,238	1,193

Income tax expense	32	33	278	288
Net income	200	126	960	905

Less: Net income attributable to noncontrolling interest	9	11	52	61
Net income attributable to Masco Corporation	$191	$115	$908	$844

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.85	$0.51	$4.02	$3.63

Average diluted common shares outstanding	224	227	226	232

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2023 and 2022
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,882	$1,923	$7,967	$8,680

Gross profit, as reported	$653	$545	$2,836	$2,713
Rationalization charges	7	23	9	32
Insurance settlement (1)	—	—	(40)	—
Gross profit, as adjusted	$660	$568	$2,805	$2,745

Gross margin, as reported	34.7%	28.3%	35.6%	31.3%
Gross margin, as adjusted	35.1%	29.5%	35.2%	31.6%

Selling, general and administrative expenses, as reported	$391	$334	$1,473	$1,390
Rationalization charges	3	—	4	—
Selling, general and administrative expenses, as adjusted	$388	$334	$1,469	$1,390

Selling, general and administrative expenses as percent of net sales, as reported	20.8%	17.4%	18.5%	16.0%
Selling, general and administrative expenses as percent of net sales, as adjusted	20.6%	17.4%	18.4%	16.0%

Operating profit, as reported	$247	$185	$1,348	$1,297
Rationalization charges	10	23	13	32
Impairment charges for goodwill and other intangible assets	15	26	15	26
Insurance settlement (1)	—	—	(40)	—
Operating profit, as adjusted	$272	$234	$1,336	$1,355

Operating margin, as reported	13.1%	9.6%	16.9%	14.9%
Operating margin, as adjusted	14.5%	12.2%	16.8%	15.6%

(1) Represents income for the year ended December 31, 2023 from the receipt of an insurance settlement payment.

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Income Per Common Share Reconciliations

Income before income taxes, as reported	$233	$159	$1,238	$1,193
Rationalization charges	10	23	13	32
Impairment charges for goodwill and other intangible assets	15	26	15	26
Fair value adjustment to contingent earnout obligation (1)	—	—	—	(24)
(Gain) on sale of business (2)	—	—	—	(2)
Realized (gains) from private equity funds	—	—	(1)	—
Loss from equity investments, net	—	—	1	6
Insurance settlement (3)	—	—	(40)	—
Income before income taxes, as adjusted	257	208	1,226	1,231
Tax at 24.5% rate (24% for 2022)	(63)	(49)	(300)	(295)
Less: Net income attributable to noncontrolling interest	9	11	52	61
Net income, as adjusted	$185	$148	$873	$875

Net income per common share, as adjusted	$0.83	$0.65	$3.86	$3.77

Average diluted common shares outstanding	224	227	226	232
(1) Represents income for the year ended December 31, 2022 from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH for the year ended December 31, 2022.
(3) Represents income for year ended December 31, 2023 from the receipt of an insurance settlement payment.

Outlook for the Year Ended December 31, 2024

	Year Ended December 31, 2024
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$4.00	$4.25
Rationalization charges	—	—
Net income per common share, as adjusted	$4.00	$4.25

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2023 and 2022
(dollars in millions)

	December 31, 2023	December 31, 2022
Balance Sheet
Assets
Current assets:
Cash and cash investments	$634	$452
Receivables	1,090	1,149
Inventories	1,022	1,236
Prepaid expenses and other	110	109
Total current assets	2,856	2,946

Property and equipment, net	1,121	975
Goodwill	604	537
Other intangible assets, net	377	350
Operating lease right-of-use assets	268	266
Other assets	139	113
Total assets	$5,363	$5,187

Liabilities
Current liabilities:
Accounts payable	$840	$877
Notes payable	3	205
Accrued liabilities	852	807
Total current liabilities	1,695	1,889

Long-term debt	2,945	2,946
Noncurrent operating lease liabilities	258	255
Other liabilities	349	339
Total liabilities	5,247	5,429

Redeemable noncontrolling interest	18	20

Equity	98	(262)
Total liabilities and equity	$5,363	$5,187

	As of December 31,
	2023	2022
Other Financial Data
Working capital days
Receivable days	52	53
Inventory days	77	80
Payable days	70	68
Working capital	$1,272	$1,508
Working capital as a % of sales (LTM)	16.0%	17.4%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2023 and 2022

(dollars in millions)

	Year Ended December 31,
	2023	2022
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$1,172	$1,123
Working capital changes	241	(283)
Net cash from operating activities	1,413	840

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(353)	(914)
Cash dividends paid	(257)	(258)
Dividends paid to noncontrolling interest	(49)	(68)
Proceeds from short-term borrowings	77	—
Payment of short-term borrowings	(77)	—
Proceeds from term loan	—	500
Payment of term loan	(200)	(300)
Proceeds from the exercise of stock options	38	1
Employee withholding taxes paid on stock-based compensation	(29)	(17)
Payment of debt	(5)	(10)
Net cash for financing activities	(854)	(1,066)

Cash Flows From (For) Investing Activities:
Capital expenditures	(243)	(224)
Acquisition of business, net of cash acquired	(136)	—
Other, net	(4)	(6)
Net cash for investing activities	(383)	(230)

Effect of exchange rate changes on cash and cash investments	6	(18)

Cash and Cash Investments:
Increase (decrease) for the year	182	(474)
At January 1	452	926
At December 31	$634	$452

	As of December 31,
	2023	2022
Liquidity
Cash and cash investments	$634	$452
Revolver availability	1,000	1,000
Total Liquidity	$1,634	$1,452

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2023 and 2022
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Plumbing Products
Net sales	$1,204	$1,196	1%	$4,842	$5,252	(8)%
Operating profit, as reported	$189	$133		$861	$819
Operating margin, as reported	15.7%	11.1%		17.8%	15.6%
Rationalization charges	9	10		8	10
Accelerated depreciation related to rationalization activity	1	5		1	5
Operating profit, as adjusted	198	148		870	834
Operating margin, as adjusted	16.4%	12.4%		18.0%	15.9%
Depreciation and amortization	30	25		106	98
EBITDA, as adjusted	$228	$173		$976	$932

Decorative Architectural Products
Net sales	$677	$727	(7)%	$3,125	$3,428	(9)%
Operating profit, as reported	$85	$67		$578	$565
Operating margin, as reported	12.6%	9.2%		18.5%	16.5%
Rationalization charges	—	8		4	16
Accelerated depreciation related to rationalization activity	—	—		—	1
Impairment charges for goodwill and other intangible assets	15	26		15	26
Insurance settlement	—	—		(40)	—
Operating profit, as adjusted	100	101		557	608
Operating margin, as adjusted	14.8%	13.9%		17.8%	17.7%
Depreciation and amortization	10	8		35	33
EBITDA, as adjusted	$110	$109		$592	$641

Total
Net sales	$1,882	$1,923	(2)%	$7,967	$8,680	(8)%
Operating profit, as reported - segment	$274	$200		$1,439	$1,384
General corporate expense, net	(26)	(15)		(91)	(87)
Operating profit, as reported	247	185		1,348	1,297
Operating margin, as reported	13.1%	9.6%		16.9%	14.9%
Rationalization charges - segment	9	18		12	26
Accelerated depreciation related to rationalization activity - segment	1	5		1	6
Impairment charges for goodwill and other intangible assets	15	26		15	26
Insurance settlement	—	—		(40)	—
Operating profit, as adjusted	272	234		1,336	1,355
Operating margin, as adjusted	14.5%	12.2%		16.8%	15.6%
Depreciation and amortization - segment	40	33		141	131
Depreciation and amortization - other	2	2		7	8
EBITDA, as adjusted	$314	$269		$1,485	$1,494

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Years Ended December 31, 2023 and 2022
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
North American
Net sales	$1,508	$1,547	(3)%	$6,384	$6,978	(9)%
Operating profit, as reported	$238	$155		$1,210	$1,116
Operating margin, as reported	15.8%	10.0%		19.0%	16.0%
Rationalization charges	2	18		5	26
Accelerated depreciation related to rationalization activity	1	5		1	6
Impairment charges for goodwill and other intangible assets	15	26		15	26
Insurance settlement	—	—		(40)	—
Operating profit, as adjusted	256	204		1,191	1,174
Operating margin, as adjusted	17.0%	13.2%		18.7%	16.8%
Depreciation and amortization	24	20		89	84
EBITDA, as adjusted	$280	$224		$1,280	$1,258

International
Net sales	$373	$376	(1)%	$1,583	$1,702	(7)%
Operating profit, as reported	$36	$45		$229	$268
Operating margin, as reported	9.7%	12.0%		14.5%	15.7%
Rationalization charges	7	—		7	—
Operating profit, as adjusted	43	45		236	268
Operating margin, as adjusted	11.5%	12.0%		14.9%	15.7%
Depreciation and amortization	16	13		53	47
EBITDA, as adjusted	$59	$58		$289	$315

Total
Net sales	$1,882	$1,923	(2)%	$7,967	$8,680	(8)%
Operating profit, as reported - segment	$274	$200		$1,439	$1,384
General corporate expense, net	(26)	(15)		(91)	(87)
Operating profit, as reported	247	185		1,348	1,297
Operating margin, as reported	13.1%	9.6%		16.9%	14.9%
Rationalization charges - segment	9	18		12	26
Accelerated depreciation related to rationalization activity - segment	1	5		1	6
Impairment charges for goodwill and other intangible assets	15	26		15	26
Insurance settlement	—	—		(40)	—
Operating profit, as adjusted	272	234		1,336	1,355
Operating margin, as adjusted	14.5%	12.2%		16.8%	15.6%
Depreciation and amortization - segment	40	33		141	131
Depreciation and amortization - other	2	2		7	8
EBITDA, as adjusted	$314	$269		$1,485	$1,494

Historical information is available on our website.
Amounts may not add due to rounding.